Exhibit 5.1

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

May 15, 2015

Oshkosh Corporation

2307 Oregon Street

P.O. Box 2566

Oshkosh, Wisconsin 54903-2566

Ladies and Gentlemen:

We have acted as counsel for Oshkosh Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to an offer to exchange (the “Exchange Offer”) the Company’s 5.375% Senior Notes due 2025 (the “Original Notes”), which were issued in transactions exempt from the registration requirements of the Securities Act, for an equal principal amount of the Company’s new 5.375% Senior Notes due 2025, which are subject to the Registration Statement (the “New Notes”).  The New Notes will be jointly, severally, fully and unconditionally guaranteed (the “New Note Guarantees”) by each of the following direct or indirect wholly-owned subsidiaries of the Company: JLG Industries, Inc., a Pennsylvania corporation; McNeilus Financial, Inc., a Texas corporation; Oshkosh Airport Products, LLC, a Wisconsin limited liability company; Oshkosh Commercial Products, LLC, a Wisconsin limited liability company; Oshkosh Defense, LLC, a Wisconsin limited liability company; and Pierce Manufacturing Inc., a Wisconsin corporation (collectively, the “Guarantors”).  The Original Notes were issued, and the New Notes will be issued, pursuant to an Indenture, dated as of March 2, 2015 (the “Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

In connection with our opinion, we have examined:  (a) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference); (b) the Company’s Articles of Incorporation and By-Laws; (c) the Indenture; (d) the forms of the New Notes and New Note Guarantees; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render the opinions set forth below.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Based upon and subject to the foregoing and the matters set forth herein, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.                                      The New Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee, will be legally issued and valid and binding obligations of the Company enforceable in accordance with their terms; except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors’ rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.                                      The New Note Guarantees, when the New Notes are duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer and authenticated by the Trustee, will be legally issued and valid and binding obligations of the Guarantors enforceable in accordance with their terms; except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other comparable laws affecting the enforcement of creditors’ rights generally or the application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion in this letter with respect to the laws of any jurisdiction other than the States of New York, Pennsylvania, Texas and Wisconsin.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement.  In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP